FOR IMMEDIATE RELEASE

Jones Soda Co. Secures $2 Million Credit Facility

Seattle, WA – January 3, 2012 – Jones Soda Co. (JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced that it has entered into a secured credit facility with Access Business Finance LLC (“Access”), pursuant to which the Company, through two of its wholly owned subsidiaries, Jones Soda (Canada) Inc. and Jones Soda Co. (USA) Inc., may borrow a maximum aggregate amount of up to $2,000,000, subject to satisfaction of certain conditions.

“This credit facility provides us with an important financing option,” said Bill Meissner, CEO of Jones Soda. “We continue to invest in expanding distribution for Jones products in new and existing markets, but are also balancing that with cost management. Having this line available to us as we navigate is a positive development.”

The facility will enable Jones Soda to periodically request advances up to 75% of the Company’s eligible accounts receivable. The interest rate on the facility is the Prime Rate plus 2%, but may not be less than 5.25% per annum, with a minimum facility payment of $5,000 per month. The facility has an initial one-year term, which will be automatically extended unless either party gives notice of non-renewal. The facility is guaranteed by the Company and is secured by a first priority security interest in all assets of the Company and its subsidiaries.

In connection with the execution of the credit facility, the Company paid a $20,000 fee. Additionally, upon its initial borrowing on the facility, the Company will issue Access a warrant to purchase $50,000 in shares of the Company’s common stock with an exercise price equal to the 20 day trailing average closing price from the date of the initial borrowing.

The terms of the facility and related documents are contained in a Current Report on Form 8-K filed with the SEC.

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co.® (NASDAQ: JSDA) markets and distributes premium beverages under the Jones Soda, Jones Pure Cane Soda® and WhoopAss Energy Drink® brands and sells through its distribution network in markets primarily across North America. A leader in the premium soda category, Jones is known for its variety of flavors and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers.

Forward-Looking Statements Disclosure
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming”. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect Jones Soda’s actual results include, among others, its ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market, its ability to successfully execute on its operating plan; its ability to secure additional financing or to generate sufficient cash flow from operations; its ability to use the net proceeds from any financings to improve its financial condition or market value; its ability to increase demand and points of distribution for its products or to successfully innovate new products and product extensions; its ability to establish distribution arrangements with distributors, retailers or national retail accounts; its ability to maintain relationships with co-packers; its ability to maintain a consistent and cost-effective supply of raw materials; its ability to receive returns on its trade spending and slotting fee expenditures; its ability to maintain brand image and product quality; its ability to protect its intellectual property; the impact of current and future litigation; its ability to develop new products to satisfy customer preferences; and the impact of intense competition from other beverage suppliers. More information about factors that potentially could affect Jones Soda’s financial results is included in Jones Soda’s most recent annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission in 2011. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Jones Soda undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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Media Contact:

Amanda Foley
Duo PR, for Jones Soda Co.

(206) 957-1387

amanda@duopr.com